                                                                    Exhibit 99.1

                      VOTING AND EXCHANGE TRUST AGREEMENT


     This AGREEMENT is made as of the ________ day of ______________________,
2000

BETWEEN:

               INFOSPACE, INC., a corporation incorporated under the laws of Delaware

               ("InfoSpace")

                                    - and -

               LOCUS HOLDINGS INC., a corporation incorporated under the laws of Canada

               ("Locus Holdings")

                                    - and -

               MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada,

               (the "Trustee")

Background:

1. Pursuant to a Share Exchange Agreement dated as of the 3/rd/ day of November, 2000 (the "Share Exchange Agreement"), entered into between
                          ------------------------
     InfoSpace, InfoSpace Nova Scotia, Locus Holdings and Locus Dialogue Inc. ("Locus") and the shareholders of Locus (collectively the "Parties"), the
                                                                -------
     Parties have agreed to the acquisition of control of Locus by InfoSpace.

2. Pursuant to the Share Exchange Agreement, shareholders of Locus will have the option of exchanging their common shares and/or preferred shares, as the case may be, in the capital of Locus ("Locus Common Shares"), for
                                                -------------------
     common shares in the capital of InfoSpace ("InfoSpace Common Shares") or
                                                 -----------------------
     Locus Exchangeable Shares in the capital of Locus Holdings (the "Locus
                                                                      -----
     Exchangeable Shares") in accordance with the appropriate exchange ratio in
     -------------------
     the Share Exchange Agreement.

3. In accordance with the Share Exchange Agreement, InfoSpace and Locus Holdings have agreed to enter into a voting and exchange trust agreement
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                                                                          Page 2

     with a trustee appointed by the holders of such Locus Exchangeable Shares substantially in the form of this agreement.

4. Any statements of fact contained in this agreement are made by InfoSpace and Locus Holdings and not by the Trustee.

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this trust agreement, the following terms shall have the following meanings:

     "Affiliate" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "Automatic Exchange Rights" means the benefit of the obligation of InfoSpace to effect the automatic exchange of Locus Exchangeable Shares for InfoSpace Common Shares pursuant to section 5.12.

     "Beneficiaries" means the registered holders from time to time of Locus Exchangeable Shares, other than InfoSpace, its Affiliates and the Trustee.

     "Beneficiary Votes" has the meaning ascribed thereto in section 4.2.

     "Board of Directors" means the Board of Directors of Locus Holdings.

     "Business Day" means any day on which commercial banks are open for business in Seattle, Washington and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada or in Seattle, Washington under the laws of the State of Washington or the federal laws of the United States of America.

     "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at
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                                                                          Page 3

     any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada, or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Current Market Price" means, in respect of an InfoSpace Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of InfoSpace Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the Nasdaq National Market, or, if the InfoSpace Common Shares are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the InfoSpace Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of InfoSpace Common Shares during such period does not create a market which reflects the fair market value of an InfoSpace Common Share, then the Current Market Price of an InfoSpace Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Escrow Agreement" means that certain escrow agreement dated the date hereof between Montreal Trust Company of Canada, InfoSpace, Locus Holdings, InfoSpace Nova Scotia and the Shareholder Agent named therein.

     "Exchange Right" has the meaning ascribed thereto in section 5.1.

     "InfoSpace Common Share" means a share of common stock, par value U.S. $0.0001, in the capital of InfoSpace.

     "InfoSpace Consent" has the meaning ascribed thereto in section 4.2.

     "InfoSpace Meeting" has the meaning ascribed thereto in section 4.2.

     "InfoSpace Nova Scotia" means InfoSpace.com Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia.

     "InfoSpace Successor" has the meaning ascribed thereto in section 11.1(a).

     "Insolvency Event" means the institution by Locus Holdings of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Locus Holdings to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or
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                                                                          Page 4

     analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Locus Holdings to contest in good faith any such proceedings commenced in respect of Locus Holdings within 30 days of becoming aware thereof, or the consent by Locus Holdings to the filing of any such petition or to the appointment of a receiver, or the making by Locus Holdings of a general assignment for the benefit of creditors, or the admission in writing by Locus Holdings of its inability to pay its debts generally as they become due, or Locus Holdings not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 7 of the Share Provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in section 8.1 of the Share Provisions.

     "Liquidation Event" has the meaning ascribed thereto in section 5.12(b).

     "Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c).

     "Locus Exchangeable Shares" means the non-voting exchangeable shares in the capital of Locus Holdings.

     "Locus Voting Share" means the one share of Special Voting Stock, Class B of InfoSpace, par value U.S.$0.000l, which entitles the holder of record to a number of votes at meetings of holders of InfoSpace Common Shares equal to the number of Locus Exchangeable Shares outstanding from time to time (other than Locus Exchangeable Shares held by InfoSpace and InfoSpace Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

     "List" has the meaning ascribed thereto in section 4.6.

     "Officer's Certificate" means, with respect to InfoSpace or Locus Holdings, as the case may be, a certificate signed by any one of Chief Executive Officer, President or Chief Financial Officer of InfoSpace or Locus Holdings, as the case may be.

     "Person" includes an individual, partnership, corporation, company, unincorporated syndicate or person organization, trust, trustee, executor, administrator and other legal representative.

     "Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Locus Exchangeable Shares.

     "Support Agreement" means that certain exchangeable share support agreement made as of even date herewith between InfoSpace, InfoSpace Nova Scotia, Locus Holdings and the Trustee.
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                                                                          Page 5

     "Trust" means the trust created by this trust agreement.

     "Trust Estate" means the Locus Voting Share, any other securities, the benefit of the Support Agreement and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

     "Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 10, includes any successor trustee.

     "Voting Rights" means the voting rights attached to the Locus Voting Share.

1.2  Interpretation Not Affected by Headings, etc.

     The division of this trust agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this trust agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this trust agreement. The terms "this trust agreement", "hereof" "herein", and "hereunder" and similar expressions refer to this trust agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender, etc.

     Words in the singular number only shall include the plural and vice versa. Words in one gender shall include all genders.

1.4  Date for any Action

     If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2

                             PURPOSE OF AGREEMENT

2.1  Establishment of Trust

     The purpose of this trust agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Trust
Estate in order to enable the Trustee to execute the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this trust agreement.
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                                                                          Page 6

                                   ARTICLE 3

                              LOCUS VOTING SHARE

3.1  Issue and Ownership of the Locus Voting Share

     InfoSpace hereby issues to and deposits with the Trustee, the Locus Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement. InfoSpace hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Locus Voting Share by InfoSpace to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Locus Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Locus Voting Share provided that the Trustee shall:

     (a) hold the Locus Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

     (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Locus Voting Share and the Locus Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

3.2  Legended Share Certificates

     Locus Holdings shall cause each certificate representing Locus Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Locus Exchangeable Shares of the Beneficiaries.

3.3  Safe Keeping of Certificate

     The certificate representing the Locus Voting Share shall at all times be held in safe keeping by the Trustee.

                                   ARTICLE 4

                           EXERCISE OF VOTING RIGHTS

4.1  Voting Rights

     The Trustee, as the holder of record of the Locus Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Locus Voting Share on any matters, questions, proposals or propositions
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                                                                          Page 7

whatsoever that may properly come before the shareholders of InfoSpace at an InfoSpace Meeting or in connection with an InfoSpace Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15:

     (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the InfoSpace Meeting is held; and

     (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2  Number of Votes

     With respect to all meetings of shareholders of InfoSpace at which holders of InfoSpace Common Shares are entitled to vote (each, an "InfoSpace Meeting")
                                                           -----------------
and with respect to all written consents sought by InfoSpace from its shareholders including the holders of InfoSpace Common Shares (each, an "InfoSpace Consent"), each Beneficiary shall be entitled to instruct the Trustee
 -----------------
to cast and exercise one of the votes comprised in the Voting Rights for each Locus Exchangeable Share owned of record by such Beneficiary on the record date established by InfoSpace or by applicable law for such InfoSpace Meeting or InfoSpace Consent, as the case may be (the "Beneficiary Votes"), in respect of
                                            -----------------
each matter, question, proposal or proposition to be voted on at such InfoSpace Meeting or in connection with such InfoSpace Consent. Any Locus Exchangeable Shares registered in the name of the Trustee pursuant to the Escrow Agreement shall for the purposes of the voting provisions contained in this Agreement be deemed to be Locus Exchangeable Shares owned of record by the Beneficiary as set out in Annex B to the Escrow Agreement and the votes associated with such shares shall be included as Beneficiary Votes.

4.3  Mailings to Beneficiaries

     With respect to each InfoSpace Meeting and InfoSpace Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as InfoSpace utilizes in communications to holders of InfoSpace Common Shares, subject to the Trustee being advised in writing of such method of communication and its ability to provide such method) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by InfoSpace to its shareholders:

     (a) a copy of such notice, together with any related materials to be provided to shareholders of InfoSpace;

     (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such InfoSpace Meeting or InfoSpace Consent or, pursuant to section 4.7, to attend
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                                                                          Page 8

          such InfoSpace Meeting and to exercise personally the Beneficiary Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

          (ii) a proxy to a designated agent or other representative of the management of InfoSpace to exercise such Beneficiary Votes;

     (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

     (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of an InfoSpace Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     The materials referred to in sections 4.3(a) through 4.3(f) inclusive shall be provided by InfoSpace to the Trustee.

     For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any InfoSpace Meeting or InfoSpace Consent, the number of Locus Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by InfoSpace or by applicable law for purposes of determining shareholders entitled to vote at such InfoSpace Meeting or to execute an InfoSpace Consent. InfoSpace will notify the Trustee of any decision of the Board of Directors of InfoSpace with respect to the calling of any InfoSpace Meeting or the seeking of an InfoSpace Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4  Copies of Shareholder Information

     InfoSpace will deliver to the Trustee copies of all proxy materials (including notices of InfoSpace Meetings but excluding proxies to vote InfoSpace Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of InfoSpace Common Shares in
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                                                                          Page 9

sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of InfoSpace Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of InfoSpace, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by InfoSpace) received by the Trustee from InfoSpace contemporaneously with the sending of such materials to holders of InfoSpace Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Toronto all proxy materials, information statements, reports and other written communications that are:

     (a) received by the Trustee as the registered holder of the Locus Voting Share and made available by InfoSpace generally to the holders of InfoSpace Common Shares; or

     (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by InfoSpace.

4.5  Other Materials

     As soon as reasonably practicable after receipt by InfoSpace or shareholders of InfoSpace (if such receipt is known by InfoSpace) of any material sent or given by or on behalf of a third party to holders of InfoSpace Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), InfoSpace shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as practicable following receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of InfoSpace, copies of all such materials received by the Trustee from InfoSpace. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Toronto copies of all such materials.

4.6  List of Persons Entitled to Vote

     Locus Holdings shall, (a) prior to each annual, general and special InfoSpace Meeting or the seeking of any InfoSpace Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries
                    ----
arranged in alphabetical order and showing the number of Locus Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an InfoSpace Meeting or an InfoSpace Consent, at the close of business on the record date established by InfoSpace or pursuant to applicable law for determining the holders of
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                                                                         Page 10

InfoSpace Common Shares entitled to receive notice of and/or to vote at such InfoSpace Meeting or to give consent in connection with such InfoSpace Consent. Each such List shall be delivered to the Trustee promptly after receipt by Locus Holdings of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to permit the Trustee to perform its obligations under this agreement. InfoSpace agrees to give Locus Holdings notice (with a copy to the Trustee) of the calling of any InfoSpace Meeting or the seeking of any InfoSpace Consent, together with the record dates therefor, sufficiently prior to the record date in connection with such meeting or seeking of such consent so as to enable Locus Holdings to perform its obligations under this section 4.6.

4.7  Entitlement to Direct Votes

     Any Beneficiary named in a List prepared in connection with any InfoSpace Meeting or InfoSpace Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8  Voting by Trustee, and Attendance of Trustee Representative at Meeting

     (a) In connection with each InfoSpace Meeting and InfoSpace Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

     (b)  The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each InfoSpace Meeting. Upon submission by a Beneficiary
          (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or
          (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot
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                                                                         Page 11

          at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition. InfoSpace shall reimburse the Trustee for any reasonable expenses incurred in the course of attending or causing a representative to attend each InfoSpace Meeting.

4.9  Distribution of Written Materials

     Any written materials distributed by the Trustee pursuant to this trust agreement shall be sent by mail (or otherwise communicated in the same manner as InfoSpace utilizes in communications to holders of InfoSpace Common Shares subject to the Trustee being advised in writing of such method of communication and its ability to provide such method) to each Beneficiary at its address as shown on the books of Locus Holdings. Locus Holdings shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)  a current List; and

     (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

4.10 Termination of Voting Rights

     All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Locus Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to InfoSpace, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the redemption of Locus Exchangeable Shares pursuant to Section 6 or 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Locus Holdings pursuant to Section 5 of the Share Provisions or upon the purchase of the Locus Exchangeable Shares by InfoSpace Nova Scotia pursuant to the exercise by InfoSpace Nova Scotia of the Liquidation Call Right, Redemption Call Right or Retraction Call Right.

                                   ARTICLE 5
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1  Grant and Ownership of the Exchange Right; Automatic Exchange Rights

     InfoSpace hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"),
                                                              --------------
upon the occurrence and during the continuance of an Insolvency Event, to require InfoSpace to purchase from each or any Beneficiary all or any part of the Locus Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this trust agreement.
InfoSpace hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by InfoSpace to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

     (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

5.2  Legended Share Certificates

     Locus Holdings will cause each certificate representing Locus Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Locus Exchangeable Shares held by a Beneficiary; and

     (b)  the Automatic Exchange Rights.

5.3  General Exercise of Exchange Right

     The Exchange Right shall be and remain vested in and exercisable by the
Trustee.   Subject to section 7.15, the Trustee shall exercise the Exchange
Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4  Purchase Price

     The purchase price payable by InfoSpace for each Locus Exchangeable Share to be purchased by InfoSpace under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of an InfoSpace Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Locus Exchangeable Share under the Exchange Right, which shall be satisfied in full by InfoSpace causing to be sent to such holder one InfoSpace Common Share, plus (b)
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                                                                         Page 13

to the extent not paid by Locus Holdings, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Locus Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. The purchase price for each such Locus Exchangeable Share so purchased may be satisfied only by InfoSpace issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one InfoSpace Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13).

5.5  Exercise Instructions

     Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Locus Exchangeable Shares registered in the name of such Beneficiary on the books of Locus Holdings. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Locus Exchangeable Shares which such Beneficiary desires InfoSpace to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Locus Exchangeable Shares under the Canada Business Corporations Act and the articles and by-laws of Locus Holdings and such additional documents and instruments as the Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Locus Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require InfoSpace to purchase from the Beneficiary the number of Locus Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Locus Exchangeable Shares to be acquired by InfoSpace free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing InfoSpace Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such InfoSpace Common Share certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Locus Holdings and InfoSpace of payment) of the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. If only a portion of the Locus Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by InfoSpace under the Exchange Right, a new certificate for the balance of such Locus Exchangeable Shares shall be issued to the holder at the expense of Locus Holdings.

5.6  Delivery of InfoSpace Common Shares; Effect of Exercise

     Promptly after receipt of the certificates representing the Locus Exchangeable Shares which the Beneficiary desires InfoSpace to purchase under the Exchange

Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to InfoSpace, the Trustee shall notify InfoSpace and Locus Holdings of its receipt of the same, which notice to InfoSpace and Locus Holdings shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Locus Exchangeable Shares, and InfoSpace shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Locus Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of InfoSpace Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid the taxes (or provided evidence satisfactory to the Trustee, Locus Holdings and InfoSpace of the payment of the taxes, if any, payable) as contemplated by section 5.8 of this trust agreement. Immediately upon the giving of notice by the Trustee to InfoSpace and Locus Holdings of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Locus Exchangeable Shares shall be deemed to have transferred to InfoSpace all of such holder's right, title and interest in and to such Locus Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Locus Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of InfoSpace Common Shares is not allotted, issued and delivered by InfoSpace to the Trustee within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such InfoSpace Common Shares are so allotted, issued and delivered by InfoSpace. Upon delivery by InfoSpace to the Trustee of such InfoSpace Common Shares, the Trustee shall deliver such InfoSpace Common Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Locus Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the InfoSpace Common Shares delivered to it pursuant to the Exchange Right.

5.7  Exercise of Exchange Right Subsequent to Retraction

     In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require Locus Holdings to redeem any or all of the Locus Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is
                                                  ----------------
notified by Locus Holdings pursuant to section 6.6 of the Share Provisions that Locus Holdings will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that InfoSpace Nova Scotia shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Locus Holdings pursuant to section 6.7 of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Locus Holdings is unable to redeem. In any such event, Locus Holdings hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Locus Holdings or to the transfer agent of the Locus Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Locus Holdings is not permitted to redeem and will require InfoSpace to purchase such shares in accordance with the provisions of this Article 5.

5.8  Stamp or Other Transfer Taxes

     Upon any sale of Locus Exchangeable Shares to InfoSpace pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing InfoSpace Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Locus Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Locus Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of InfoSpace, Locus Holdings or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, InfoSpace and Locus Holdings that such taxes, if any, have been paid.

5.9  Notice of Insolvency Event

     As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Locus Holdings and InfoSpace shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Locus Holdings and InfoSpace of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of InfoSpace, a notice of such Insolvency Event, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 Qualification of InfoSpace Common Shares

     InfoSpace covenants that if any InfoSpace Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by InfoSpace to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of
                                                       --------------
for purposes of Canadian provincial securities law or an "affiliate" of
                                                          ---------
InfoSpace for purposes of United States federal or state securities law), InfoSpace will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such InfoSpace Common Shares to be and remain duly registered, qualified or approved. InfoSpace will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all InfoSpace Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding InfoSpace Common Shares have been listed by InfoSpace and remain listed and are quoted or posted for trading at such time.

5.11 InfoSpace Common Shares

     InfoSpace hereby represents, warrants and covenants that the InfoSpace Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12 Automatic Exchange on Liquidation of InfoSpace

     (a) InfoSpace will give the Trustee written notice of each of the following events at the time set forth below:

          (i) in the event of any determination by the board of directors of InfoSpace to institute voluntary liquidation, dissolution or winding-up proceedings with respect to InfoSpace or to effect any other distribution of assets of InfoSpace among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) as soon as practicable following the earlier of (A) receipt by InfoSpace of notice of, and (B) InfoSpace otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of InfoSpace or to effect any other distribution of assets of InfoSpace among its shareholders for the purpose of winding up its affairs, in each case where InfoSpace has failed to contest in good faith any such proceeding commenced in respect of InfoSpace within 30 days of becoming aware thereof.

     (b) As soon as practicable following receipt by the Trustee from InfoSpace of notice of any event (a "Liquidation Event") contemplated by section
                                     -----------------
          5.12 (a) (i) or 5.12 (a) (ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice will be provided by InfoSpace to the Trustee and shall include a brief description of the automatic exchange of Locus Exchangeable Shares for InfoSpace Common Shares provided for in section 5.12(c).

     (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of InfoSpace Common Shares in the distribution of assets of InfoSpace in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the
           --------------------------------
          then outstanding Locus Exchangeable Shares shall be automatically exchanged for InfoSpace Common Shares. To effect such automatic exchange, InfoSpace shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Locus Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Locus Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of an InfoSpace Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by InfoSpace issuing to the Beneficiary one InfoSpace Common Share, and
          (b) to the extent not paid by Locus Holdings, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Locus Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.

     (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Locus Exchangeable Shares for InfoSpace Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to InfoSpace all of the Beneficiary's right, title and interest in and to such Beneficiary's Locus Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Locus Exchangeable Shares and InfoSpace shall issue to the Beneficiary the InfoSpace Common Shares issuable upon the automatic exchange of Locus Exchangeable Shares for InfoSpace Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Locus Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Locus Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the InfoSpace Common Shares issued pursuant to the automatic exchange of Locus Exchangeable Shares for InfoSpace Common Shares and the certificates held by the Beneficiary previously representing the Locus Exchangeable Shares exchanged by the Beneficiary with InfoSpace pursuant to such automatic exchange shall thereafter be deemed to represent InfoSpace Common Shares issued to the Beneficiary by InfoSpace pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Locus Exchangeable Share certificates deemed to represent InfoSpace Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as InfoSpace may reasonably require, InfoSpace shall deliver or cause to be delivered to the Beneficiary certificates representing InfoSpace Common Shares of which the Beneficiary is the holder.

5.13 Withholding Rights

     InfoSpace and Locus Holdings shall be entitled to deduct and withhold from any consideration otherwise payable under this trust agreement to any holder of Locus Exchangeable Shares or InfoSpace Common Shares such amounts as InfoSpace or Locus Holdings is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, InfoSpace and Locus Holdings are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to InfoSpace or Locus Holdings, as the case may be, to enable it to comply with such deduction or withholding requirement and InfoSpace or Locus Holdings shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. InfoSpace represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Locus Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                   ARTICLE 6
                 RESTRICTIONS ON ISSUE OF LOCUS VOTING SHARES

6.1  Issue of Additional Shares

     During the term of this trust agreement, InfoSpace shall not, without the consent of the holders at the relevant time of Locus Exchangeable Shares, given in accordance with subsection 11.2 of the Share Provisions, issue any Locus Voting Shares in addition to the Locus Voting Share.

                                   ARTICLE 7

                            CONCERNING THE TRUSTEE

7.1  Powers and Duties of the Trustee

     The rights, powers, duties and authorities of the Trustee under this trust agreement, in its capacity as Trustee of the Trust, shall include:

     (a) receipt and deposit of the Locus Voting Share from InfoSpace as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this trust agreement;

     (c) voting the Beneficiary Votes in accordance with the provisions of this trust agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from InfoSpace as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this trust agreement, and in connection therewith receiving from Beneficiaries Locus Exchangeable Shares and other requisite documents and distributing to such Beneficiaries InfoSpace Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f) receiving the benefit of the Support Agreement from InfoSpace as Trustee for and on behalf of the Beneficiaries in accordance with the provisions thereof and of this trust agreement;

     (g) enforcing the benefit of the Support Agreement in accordance with the provisions thereof and of this trust agreement;

     (h)  holding title to the Trust Estate;

     (i) investing any moneys, forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

     (j) distributing any money, forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

     (k) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of InfoSpace and Locus Holdings under this trust agreement and the Support Agreement; and

     (l) taking such other actions and doing such other things as are specifically provided in this trust agreement.

     In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

7.2  No Conflict of Interest

     The Trustee represents to InfoSpace and Locus Holdings that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as Trustee hereunder.

7.3  Dealings with Transfer Agents, Registrars, etc.

     InfoSpace and Locus Holdings irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Locus Exchangeable Shares and InfoSpace Common Shares; and

     (b) requisition from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of InfoSpace Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

     InfoSpace and Locus Holdings irrevocably authorize their respective registrars and transfer agents to comply with all such requests. InfoSpace covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

7.4  Books and Records

     The Trustee shall keep available for inspection by InfoSpace and Locus Holdings at the Trustee's principal corporate trust office in Toronto, Ontario correct and complete books and records of account relating to the Trust created by this trust agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries. On or before March 31, 2001, and on or before March 31 in every year thereafter, so long as the Locus Voting Share is on deposit with the Trustee, the Trustee shall transmit to InfoSpace and Locus Holdings a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Locus Exchangeable Shares received by the Trustee on behalf of the Beneficiaries in consideration of the issuance by InfoSpace of InfoSpace Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

     (c) any action taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5  Income Tax Returns and Reports

     The Trustee shall, if so advised by InfoSpace or Locus Holdings, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Locus Exchangeable Shares are traded. The Trustee may retain such experts as it may consider necessary in preparing such returns. If requested by the Trustee, InfoSpace shall retain such experts for the purposes of providing such advice and assistance.

7.6  Indemnification Prior to Certain Actions by Trustee

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Locus Voting Share pursuant to Article 4, subject to section 7.15.

     None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7  Action of Beneficiaries

     No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights hereunder or in connection with the Locus Exchangeable Shares or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8  Reliance Upon Declarations

     The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this trust agreement.

7.9  Evidence and Authority to Trustee

     InfoSpace and/or Locus Holdings shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by InfoSpace and/or Locus Holdings or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of InfoSpace and/or Locus Holdings promptly if and when:

     (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives InfoSpace and/or Locus Holdings written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of InfoSpace and/or Locus Holdings or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of InfoSpace and/or Locus Holdings, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of InfoSpace and/or Locus Holdings it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

     (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisers and Agents

The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by InfoSpace and/or Locus Holdings or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee

     Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Locus Holdings. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 Trustee Not Required to Give Security

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request

     Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of InfoSpace and/or Locus Holdings or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 Authority to Carry on Business

     The Trustee represents to InfoSpace and Locus Holdings that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15 Conflicting Claims

     If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Locus Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Locus Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

          If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust

     The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

7.17 Liability of Trustee

     The Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

     The Trustee in its personal or any other capacity, may buy, lend upon and deal in securities of InfoSpace or Locus Holdings and generally may contract and enter into financial transactions with InfoSpace or Locus Holdings or any of their Affiliates without being liable to account for any profit made thereby.

     The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do so or to take any act, action or proceeding as a result of any default or breach of any provision hereunder unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement to conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     The Trustee shall not be obligated to disburse any funds beyond those which have been deposited with it and which remain in the Trust at the time of any requirement that the Trustee disburse such funds.

     The Trustee shall not be responsible for the validity or quantity of shares or securities that it receives as a result of exchange.

                                   ARTICLE 8

                                 COMPENSATION

8.1  Fees and Expenses of the Trustee

     InfoSpace and Locus Holdings jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the fees and expenses of experts, advisers and agents retained pursuant to section 7.10, and including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this trust agreement; provided that InfoSpace and Locus Holdings shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or willful misconduct.

                                   ARTICLE 9

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1  Indemnification of the Trustee

     InfoSpace and Locus Holdings jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs,
 -------------------
penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instruction delivered to the Trustee by InfoSpace or Locus Holdings pursuant hereto.

     In no case shall InfoSpace or Locus Holdings be liable under this indemnity for any claim against any of the Indemnified Parties unless InfoSpace and Locus Holdings shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, InfoSpace and Locus Holdings shall be entitled to participate at their own expense in the defence and, if InfoSpace and Locus Holdings so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by InfoSpace or Locus Holdings, such authorization not to be unreasonably withheld; (ii) the named parties to any such suit include both the Trustee and InfoSpace or Locus Holdings and the Trustee shall have been advised by counsel acceptable to InfoSpace or Locus Holdings that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to InfoSpace or Locus Holdings and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case InfoSpace and Locus Holdings shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee); or (iii) InfoSpace and/or Locus Holdings shall not have retained legal counsel on behalf of the Trustee within a reasonable amount of time after it has given them notice of a written assertion of a claim or action against any indemnified party. Such indemnification shall survive the resignation and removal of the Trustee and termination of this agreement.

9.2  Limitation of Liability

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                  ARTICLE 10

                               CHANGE OF TRUSTEE

10.1 Resignation

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to InfoSpace and Locus Holdings specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless InfoSpace and Locus Holdings otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, InfoSpace and Locus Holdings shall, with the approval of a majority of the holders of Locus Exchangeable Shares in accordance with section 11.2 of the Share Provisions, promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Superior Court of Justice of Ontario upon application of one or more of the parties hereto.

10.2 Removal

     The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior written notice by affirmative vote of a majority of holders of Locus Exchangeable Shares in accordance with section 11.2 of the Share Provisions.

10.3 Successor Trustee

     Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to InfoSpace and Locus Holdings and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with the like effect as if originally named as trustee in this trust agreement. However, on the written request of InfoSpace and Locus Holdings or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, InfoSpace, Locus Holdings and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee

     Upon acceptance of appointment by a successor trustee as provided herein, InfoSpace and Locus Holdings shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If InfoSpace or Locus Holdings shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of InfoSpace and Locus Holdings.

10.5 Assignment by Trustee

     Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree, and any beneficiaries hereunder are hereby deemed to have acknowledged and agreed that:

     (a) effective June 30, 2000, Computer Investor Services Inc. ("Computershare") purchased the Corporate Trust business of the
            -------------
          Trustee; and

     (b) the Trustee may, without the consent of any other party, assign all its rights and duties under this Agreement, and under any ancillary agreements executed in connection herewith, to such federal trust company as may result from Computershare being continued as a trust company pursuant to the terms of the Trust and Loan Companies Act (Canada). Notice of any such assignment shall be given by the Trustee or its successor to each of the parties hereto, provided that, such assignment shall be effective whether or not such notice is given and without the approval of the parties hereto.

                                  ARTICLE 11

                             INFOSPACE SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc.

     InfoSpace and Locus Holdings shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a)  such other person or continuing corporation (herein called the

          "InfoSpace Successor"), by operation of law, becomes, without more,
           --------- ---------
          bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the InfoSpace Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such InfoSpace Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of InfoSpace under this trust agreement; and

     (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2 Vesting of Powers in Successor

     Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee and, if required by section 11.1, InfoSpace Successor and Locus Holdings or InfoSpace, as the case may be, shall execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon InfoSpace Successor shall possess and from time to time may exercise each and every right and power of Locus Holdings or InfoSpace, as the case may be, under this trust agreement in the name of InfoSpace or otherwise any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of Directors of InfoSpace or any officers of InfoSpace may be done and performed with like force and effect by the directors or officers of such InfoSpace Successor.

11.3 Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of InfoSpace, except Locus Holdings, with or into InfoSpace or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of InfoSpace, other than Locus Holdings, provided that all of the assets of such subsidiary are transferred to InfoSpace or another wholly-owned direct or indirect subsidiary of InfoSpace, except Locus Holdings, and any such transactions are expressly permitted by this Article 11.

                                  ARTICLE 12

                 AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 Amendments, Modifications, etc.

     This trust agreement may not be amended or modified except by an agreement in writing executed by InfoSpace, Locus Holdings and the Trustee and approved by the Beneficiaries in accordance with subsection 11.2 of the Share Provisions.

12.2  Ministerial Amendments

     Notwithstanding the provisions of section 12.1, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Locus Holdings and InfoSpace and the Trustee and its counsel shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

     (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of InfoSpace and Locus Holdings and in the opinion of the Trustee and its counsel, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

     (c) making such changes or corrections which, on the advice of counsel to InfoSpace, Locus Holdings and the Trustee and its counsel, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the Board of Directors of each of InfoSpace and Locus Holdings shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3 Meeting to Consider Amendments

     Locus Holdings, at the request of InfoSpace, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles and by-laws of Locus Holdings, the Share Provisions and all applicable laws.

12.4 Changes in Capital of InfoSpace and Locus Holdings

     At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either InfoSpace Common Shares or the Locus Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, with appropriate changes to all new securities into which InfoSpace Common Shares or the Locus Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Trust Agreements

     No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Locus Holdings (when authorized by a resolution of its Board of Directors), InfoSpace (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of InfoSpace Successors and the covenants of and obligations assumed by each such InfoSpace Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights, the Exchange Right or the

          Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to InfoSpace, Locus Holdings, the Trustee or this trust agreement; and

     (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation, to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                  ARTICLE 13

                                  TERMINATION

13.1 Term

     The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

     (a)  no outstanding Locus Exchangeable Shares are held by a Beneficiary;
          and

     (b) each of InfoSpace and Locus Holdings elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with subsection 11.2 of the Share Provisions.

13.2 Survival of Agreement

     This trust agreement shall survive any termination of the Trust and shall continue until there are no Locus Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this trust agreement.

                                  ARTICLE 14

                                    GENERAL

14.1 Severability

     If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 Enurement

     This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3 Notices to Parties

     All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     if to InfoSpace or Locus Holdings:


          InfoSpace, Inc.
          601 108/th/ Avenue N.E.
          Suite 1200
          Bellevue, Washington 98004
          U.S.A.

          Attention: John Hall, Esq.

          Telephone No.: (425) 201-8652
          Facsimile No.: (425) 201-6167

          With a copy to:

          Wilson Sonsini Goodrich & Rosati, Professional Corporation 5300 Carillon Point
          Kirkland, Washington 98033-7356

          Attention: Richard J. Steele, Esq.
                     Richard C. Sohn, Esq.

          Telephone No.: (425) 576-5800
          Facsimile No.: (425) 576-5899

          And a copy to:

          Fasken Martineau DuMoulin LLP
          Suite 4200

          Toronto Dominion Bank Tower
          P.O. Box 20, Toronto-Dominion Centre
          Toronto, Ontario M5K 1N6

          Attention: C. Ian Kyer, Esq.

          Telephone No.: (416) 366-8381
          Facsimile No.: (416) 364-7813

     if to the Trustee:

          Montreal Trust Company of Canada
          Corporate Trust Services
          100 University Avenue
          12/th/ Floor
          Toronto, Ontario
          M5J 1Y1

          Attention: Emilia Casado, Esq.

          Telephone No.: (416) 263-9313
          Facsimile No.: (416) 981-9777

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 Notice to Beneficiaries

     Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Locus Exchangeable Shares in any manner permitted by the by-laws of Locus Holdings from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5 Counterparts

     This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6 Jurisdiction

     This trust agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7 Attornment

     Each of the Trustee and InfoSpace and Locus Holdings agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Locus Holdings at its registered office in the Province of Ontario as attorney for service of process.

     IN WITNESS WHEREOF the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                              INFOSPACE, INC.


                              By:________________________________
                              Name:
                              Title:


                              LOCUS HOLDINGS INC.


                              By:________________________________
                              Name:
                              Title:


                              MONTREAL TRUST COMPANY OF CANADA


                              By:________________________________
                              Name:
                              Title:

                              By:________________________________
                              Name:
                              Title: